New York Community Bancorp, Inc. Reports Second Quarter 2018 Diluted Earnings per Common Share of $0.20 Driven by Expense Management and Loan Growth

COMPANY POISED TO BENEFIT FROM PASSAGE OF THE ECONOMIC GROWTH, REGULATORY RELIEF, AND CONSUMER PROTECTION ACT (S.2155)

Board of Directors Declares a $0.17 per Common Share Dividend

WESTBURY, N.Y., July 25, 2018 /PRNewswire/ --

Second Quarter 2018 Highlights

  Earnings:
    Net income improved to $107.4 million compared to $106.6 million for March 31, 2018.
    Net income available to common shareholders increased to $99.1 million compared to $98.3 million for March 31, 2018.
    Non-interest expenses declined $25.6 million or 16% to $138.1 million versus the prior year's quarter; included in the current second quarter amount is a $1 million write-down of taxi medallions held as repossessed assets.
    The efficiency ratio was 48.19% compared to 47.45% in the first quarter of 2018.
    Return on average assets was 0.87%, unchanged from the previous quarter and return on average common stockholders' equity was 6.31% versus 6.26% at March 31, 2018. (1)
    Return on average tangible assets was 0.91%, virtually unchanged from the prior quarter and our return on average tangible common stockholders' equity was 10.30% compared to 10.21% at March 31, 2018. (1) (2)

  Balance Sheet:
    In reaction to the passage of S.2155, total assets exceeded the $50 billion level to $50.5 billion, up 7% annualized from March 31, 2018.
    Loans held for investment totaled $39.4 billion up $558 million or 6% annualized compared to the prior quarter.
    Total multi-family loans grew $556 million or 8% on an annualized basis.
    Total commercial and industrial loans increased $134 million or 26% on an annualized basis.
    Total deposits increased $320 million or 4% on an annualized basis.

  Net Interest Margin:
    The net interest margin declined nine basis points to 2.33% compared to the first quarter 2018 net interest margin.
    Excluding prepayments, the net interest margin was 2.19%, down 10 basis points compared to the prior quarter margin.
    Prepayment income on loans increased 34% on a linked quarter basis and 19% year-over-year to $15.8 million.
    Prepayment income added 14 basis points to the net interest margin this quarter compared to 13 basis points in the prior quarter.

  Asset Quality:
    Non-performing assets declined 20% to $70.7 million or 0.14% of total assets on a linked-quarter basis.
    Non-performing loans decreased 23% to $56.5 million or 0.14% of total loans on a linked-quarter basis.
    Net charge-offs totaled $5.2 million or 0.01% of average loans.
    The allowance for loan losses represented 284.44% of non-performing loans.

Capital Position at June 30, 2018: Common Equity Tier 1 Capital Ratio was 11.16%. Tier 1 Risk-Based Capital Ratio was 12.59%. Total Risk-Based Capital Ratio was 14.03%. Leverage Capital Ratio was 9.41%.
(1)

Return on average assets and on average tangible assets is calculated using net income. Return on average common stockholders' equity and on average tangible common stockholders' equity is calculated using net income available to common shareholders.

(2)

"Tangible assets" and "tangible common stockholders' equity" are non-GAAP financial measures. See the discussion and reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company") today reported net income for the three months ended June 30, 2018 of $107.4 million, up about 1% from the $106.6 million reported for the three months ended March 31, 2018, and down 7% compared to the $115.3 million reported for the three months ended June 30, 2017.

Net income available to common shareholders was $99.1 million, also up about 1% compared to $98.3 million in the prior quarter, but down 7% from the $107.0 million in the year-ago quarter.

On a per share basis, diluted earnings per common share ("EPS") for the three months ended June 30, 2018 were $0.20, unchanged from the prior quarter and compared to $0.22 for the three months ended June 30, 2017.

Commenting on the Company's second quarter performance, President and Chief Executive Officer, Joseph R. Ficalora stated, "Our second quarter 2018 performance and operating results reflect the strategy we have outlined in the past. That is, grow our assets, reinvest our excess liquidity, and reduce operating expenses. In addition, we are pleased with the passage of the Economic Growth, Regulatory Relief, and Consumer Protection Act (the "Dodd-Frank Reform Act"), late in the second quarter, and believe we are poised to benefit from its enactment.

"Over the past several years, we have restricted our balance sheet growth in order to stay below the $50 billion in assets SIFI threshold. With the threshold lifted, our assets this quarter grew 7% on an annualized basis compared to March 31, 2018, to $50.5 billion as we continued to grow our loan portfolio. Our held-for-investment loan portfolio grew 6% on an annualized basis to $39.4 billion. This includes 8% annualized growth in our multi-family portfolio and 26% annualized growth in our C&I portfolio, which is comprised mostly of specialty finance loans. Since we launched this business five years ago, this portfolio has grown at a compounded annual rate of 67%, while credit losses have been zero. With the SIFI threshold increased to $250 billion, we expect continued loan growth going forward.

"Our asset quality remains pristine, despite our strong loan growth as we continue to adhere to our strict underwriting standards. In fact, our asset quality metrics improved this quarter on both a year-over-year and linked-quarter basis. Our core loan portfolio continues to generate little to no losses. In fact, combined, we had net recoveries on our multi-family and commercial real estate portfolios this quarter.

"Also, with the passage of the Dodd-Frank Reform Act, during the current quarter, the Company initiated its reinvestment strategy and re-deployed a portion of its excess cash position into higher yielding, shorter duration investment securities. We expect to continue to re-deploy our cash into higher yielding loans and securities throughout the rest of the year, subject to market conditions.

"Another benefit from the Dodd-Frank Reform Act will be lower operating expenses going forward. During the current second quarter, operating expenses declined $25.6 million or 16% on a year-over-year basis. On a year-to-date basis, operating expenses are down $53.3 million or 16% compared to the first six months of 2017. We remain on track to meet or exceed the $100 million in expense reductions in 2018 that we previously discussed. In addition, with Dodd-Frank reform completed, we expect additional opportunities to reduce expenses further over the next 18 months."

Board of Directors Declares $0.17 per Common Share Dividend Payable on August 21, 2018

Reflecting our earnings and our capital position, the Board of Directors yesterday declared a quarterly cash dividend on the Company's common stock of $0.17 per share. The dividend is payable on August 21, 2018 to common shareholders of record as of August 7, 2018, and represents a dividend yield of 6.0% based on yesterday's closing price.

BALANCE SHEET SUMMARY

Total assets at June 30, 2018 were $50.5 billion, up $1.3 billion or 3% from year-end 2017 and up 7% annualized from the level at March 31, 2018. Total loans held for investment increased $1.1 billion or 3% to $39.4 billion from December 31, 2017 and $558.4 million or 6% annualized compared to the balance at March 31, 2018. As in previous quarters, overall loan growth was driven by our multi-family loans, which ended the quarter at $29.2 billion, up $1.1 billion or 4% compared to the balance at year-end 2017 and $556.1 million or 8% annualized compared to the balance at March 31, 2018. During the current second quarter, the Company re-deployed a portion of its excess cash position by purchasing investment securities. Accordingly, the balance of available-for-sale securities increased $730.9 million to $4.1 billion compared to the prior quarter and by $591.5 million from year-end 2017.

This quarter's growth was funded by a combination of deposits and wholesale borrowings. Total deposits increased $320.4 million to $29.6 billion, compared to the prior quarter, up 4% annualized and $453.7 compared to year-end 2017. The deposit growth was centered on certificates of deposit ("CDs"). Wholesale borrowings rose $450 million sequentially or 14% annualized and $880.0 million compared to the balance at year-end 2017.

Loans

Loans Held for Investment

Loans held for investment, net totaled $39.3 billion at June 30, 2018, a $1.1 billion improvement from year-end 2017 and a $558.9 million or 6% annualized increase from the prior quarter. Both the year-to-date and sequential quarter improvements were driven by growth in the multi-family and commercial and industrial ("C&I") loan portfolios. Total multi-family loans grew $556.1 million or 8% on an annualized basis compared to the prior quarter and $1.1 billion on a year-to-date basis. C&I loans increased $134.1 million or 26% on an annualized basis compared to the prior quarter and $128.8 million on a year-to-date basis.

Commercial real estate ("CRE") loans declined $98.9 million to $7.2 billion or 5% annualized compared to the first quarter of the year and dropped $168.4 million year-to-date. Acquisition, development, and construction ("ADC") loans declined $17.0 million sequentially to $424.6 million or 15% and $11.2 million compared to December 31, 2017.

Originations

Total loans originated for investment of $2.9 billion nearly doubled on a year-over-year basis and increased 22% compared to the first quarter of 2018. With the exception of ADC and one-to-four family loans, originations increased across the board.

Pipeline

The current pipeline stands at approximately $1.8 billion. This includes $1.2 billion in multi-family loans, $254 million in CRE loans, and $165 million in specialty finance loans.

Funding Sources

Deposits

Deposits totaled $29.6 billion at June 30, 2018 and represented a $320.4 million or a 4% annualized sequential increase and a $453.7 million increase on a year-to-date basis. The deposit mix and customer preference continues to move toward short-term CDs. As such, our CD balances increased $1.2 billion or 14% on a sequential basis and $1.7 billion year-to-date. The remaining deposit categories declined on both a sequential and year-to-date basis, except for non-interest bearing accounts, which increased $185.8 million on a year-to-date basis.

Borrowed Funds

Total borrowed funds were $13.8 billion at June 30, 2018, up $450.1 million or 13% on an annualized basis compared to the balance at March 31, 2018, and increased $880.2 million compared to the balance at December 31, 2017. The entire increase for both periods was related to higher balances of wholesale borrowings.

Stockholders' Equity

Total stockholders' equity at June 30, 2018 was $6.8 billion, unchanged from the level at March 31, 2018 and up $54.6 million from the level at June 30, 2017.

Common stockholders' equity to total assets represented 12.46% at June 30, 2018, compared to 12.64% and 12.89%, at March 31, 2018 and June 30, 2017, respectively.

Book value per common share equaled $12.82 at June 30, 2018, compared to $12.80 at March 31, 2018 and $12.74 at June 30, 2017.

Excluding goodwill of $2.4 billion, tangible common stockholders' equity totaled $3.9 billion at June 30, 2018 compared to $3.8 billion at both March 31, 2018 and June 30, 2017.

Tangible common stockholders' equity to tangible assets was 8.02%, 8.14%, and 8.27%, respectively, at June 30, 2018, March 31, 2018, and June 30, 2017.

Tangible book value per share equaled $7.85 at June 30, 2018, $7.83 at March 31, 2018, and $7.76 at June 30, 2017.

Asset Quality

Total non-performing assets ("NPAs") declined $18.2 million or 20% to $70.7 million or 0.14% of total assets at June 30, 2018, compared to $88.8 million or 0.18% of total assets at March 31, 2018, and decreased $20.9 million or 23% compared to $91.6 million or 0.20% of total assets at June 30, 2017.

The majority of the improvements in our NPAs stemmed from large decreases in non-performing mortgage loans ("NPLs"). NPLs declined 23% on a sequential basis and 31% on a year-over-year basis to $56.5 million, representing 14 basis points of total loans. The majority of NPLs are taxi medallion-related loans which were $43.5 million for the current second quarter compared to $44.8 million in the prior quarter and $48.3 million in the year-ago quarter.

Repossessed assets of $14.2 million were down 8% compared to March 31, 2018, but increased 48% compared to June 30, 2017.

During the current second quarter, the Company recorded net charge-offs of $5.2 million or 0.01% of average loans, down 20% compared to the $6.5 million or 0.02% recorded during the prior quarter and down 54% compared to the $11.4 million or 0.03% recorded during the year-ago quarter. The majority of this quarter's charge-offs were taxi medallion-related. At June 30, 2018, the Company's total taxi medallion-related exposure was $85.8 million compared to $95.4 million in the prior quarter.

EARNINGS SUMMARY FOR THE THREE MONTHS ENDED JUNE 30, 2018

For the three months ended June 30, 2018, the Company reported net income of $107.4 million, up 1% from the $106.6 million reported for the three months ended March 31, 2018, but down 7% from the $115.3 million reported for the three months ended June 30, 2017.

Net income available to common shareholders was $99.1 million for the current second quarter period, up 1% from the trailing three months and down 7% from the prior year.

Diluted EPS for the three months ended June 30, 2018 were $0.20 compared to $0.20 for the three months ended March 31, 2018 and $0.22 for the three months ended June 30, 2017.

Net Interest Income

Net interest income for the three months ended June 30, 2018 totaled $264.0 million, down 8% on a year-over-year basis and down 2% on a sequential basis. The decline relative to both periods was the result of higher deposit balances, specifically CDs, and higher levels of wholesale borrowings along with higher rates paid during the quarter on those balances. These increases were somewhat mitigated by an increase in interest income compared to prior periods, as our loan growth continued, along with higher yields on those loan balances, and the reinvestment of excess liquidity into securities.

Net Interest Margin

The net interest margin for the second quarter of 2018 decreased nine basis points to 2.33% compared to the first quarter of 2018 and 32 basis points compared to the second quarter of 2017. Excluding the contribution to net interest income from prepayment income, the second quarter 2018 net interest margin declined 10 basis points to 2.19% compared to the first quarter of 2018 and 32 basis points compared to the second quarter of 2017.

Provision for Loan Losses

The provision for loan losses for the second quarter of 2018 was $4.7 million, down 51% compared to the first quarter of 2018 and 60% compared to the second quarter of 2017.

Non-Interest Income

Non-interest income for the second quarter of 2018 totaled $22.7 million, down modestly from the $22.9 million reported in the first quarter of 2018 and down 55% from the $50.4 million reported in the second quarter of 2017.

Non-Interest Expense

Total non-interest expense for the second quarter of 2018 was $138.1 million. Included in this amount was approximately $1.0 million related to a write down on taxi medallion-related repossessed assets. The year-over-year improvement was driven by lower compensation and benefits expense and lower general and administrative expense offset by a slight increase in occupancy and equipment expense. The linked-quarter improvement was due to lower compensation and benefits expense.

The efficiency ratio was 48.19% in the second quarter as compared to 47.45% in the first quarter of 2018 and 48.41% in the second quarter of 2017.

Income Tax Expense

The Company recorded an effective tax rate of 25.35% during the current second quarter and income tax expense of $36.5 million. This is slightly lower than the 26.25% tax rate in the prior quarter and well-below the 36.22% tax rate recorded in the second quarter of last year.

About New York Community Bancorp, Inc.

Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. At June 30, 2018, the Company reported assets of $50.5 billion, loans of $39.4 billion, deposits of $29.6 billion, and stockholders' equity of $6.8 billion.

Reflecting our growth through a series of acquisitions, the Community Bank operates 223 branches through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona, while the Commercial Bank operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Post-Earnings Release Conference Call

The Company will host a conference call on Wednesday, July 25, 2018, at 8:30 a.m. (Eastern Time) to discuss its second quarter 2018 performance. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for "New York Community Bancorp" or "NYCB." A replay will be available approximately three hours following completion of the call through 11:59 p.m. on July 29, 2018 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13680932. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on August 22, 2018.

Cautionary Statements Regarding Forward-Looking Information

This earnings release and the associated conference call may include forward looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward looking statements. Furthermore, because forward looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

More information regarding some of these factors is provided in the Risk Factors section of our Form 10 K for the year ended December 31, 2017 and in other SEC reports we file. Our forward looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC's website, www.sec.gov.

- Financial Statements and Highlights Follow -

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION
	June 30,	December 31,
	2018	2017
	(unaudited)
(in thousands, except share data)
Assets
Cash and cash equivalents	$ 2,204,397	$ 2,528,169
Securities:
Available-for-sale	4,122,883	3,531,427
Equity investments with readily
determinable fair values, at fair value	31,766	-
Total securities	4,154,649	3,531,427
Loans held for sale	-	35,258
Mortgage loans held for investment:
Multi-family	29,230,112	28,092,182
Commercial real estate	7,156,484	7,324,852
One-to-four family	449,681	477,244
Acquisition, development, and construction	424,552	435,707
Total mortgage loans held for investment	37,260,829	36,329,985
Other loans:
Commercial and industrial	2,178,288	2,049,498
Other loans	8,708	8,488
Total other loans held for investment	2,186,996	2,057,986
Total loans held for investment	39,447,825	38,387,971
Less: Allowance for loan losses	(160,652)	(158,046)
Loans held for investment, net	39,287,173	38,229,925
Total loans, net	39,287,173	38,265,183
Federal Home Loan Bank stock, at cost	653,075	603,819
Premises and equipment, net	359,725	368,655
Goodwill	2,436,131	2,436,131
Other assets	1,374,020	1,390,811
Total assets	$ 50,469,170	$ 49,124,195
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$ 11,830,315	$ 12,936,301
Savings accounts	4,920,967	5,210,001
Certificates of deposit	10,306,519	8,643,646
Non-interest-bearing accounts	2,498,044	2,312,215
Total deposits	29,555,845	29,102,163
Borrowed funds:
Wholesale borrowings	13,434,500	12,554,500
Junior subordinated debentures	359,339	359,179
Total borrowed funds	13,793,839	12,913,679
Other liabilities	330,134	312,977
Total liabilities	43,679,818	42,328,819
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070 and 489,072,101
shares issued; and 490,379,705 and 488,490,352 shares outstanding, respectively)	4,904	4,891
Paid-in capital in excess of par	6,082,394	6,072,559
Retained earnings	271,559	237,868
Treasury stock, at cost (59,365 and 581,749 shares, respectively)	(757)	(7,615)
Accumulated other comprehensive loss, net of tax:
Net unrealized (loss) gain on securities available for sale, net of tax	(9,069)	39,188
Net unrealized (loss) on the non-credit portion of other-than-
temporary impairment losses, net of tax	(6,042)	(5,221)
Pension and post-retirement obligations, net of tax	(56,477)	(49,134)
Total accumulated other comprehensive loss, net of tax	(71,588)	(15,167)
Total stockholders' equity	6,789,352	6,795,376
Total liabilities and stockholders' equity	$ 50,469,170	$ 49,124,195

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

(in thousands, except per share data)
Interest Income:
Mortgage and other loans	$ 368,456	$ 355,917	$ 361,330	$ 724,373	$ 719,732
Securities and money market investments	48,876	48,408	37,745	97,284	78,462
Total interest income	417,332	404,325	399,075	821,657	798,194

Interest Expense:
Interest-bearing checking and money market accounts	40,380	34,369	24,084	74,749	43,793
Savings accounts	6,630	7,221	7,150	13,851	13,960
Certificates of deposit	39,534	30,515	24,006	70,049	46,137
Borrowed funds	66,833	61,922	56,066	128,755	111,618
Total interest expense	153,377	134,027	111,306	287,404	215,508
Net interest income	263,955	270,298	287,769	534,253	582,686
Provision for losses on loans	4,714	9,571	11,645	14,285	13,432
Recovery of losses on covered loans	-	-	(17,906)	-	(23,701)
Net interest income after provision for (recovery of)
loan losses	259,241	260,727	294,030	519,968	592,955

Non-Interest Income:
Fee income	7,492	7,327	8,151	14,819	16,011
Bank-owned life insurance	6,318	6,804	6,519	13,122	12,856
Mortgage banking income	-	-	8,196	-	17,960
Net (loss) gain on securities	(303)	(466)	26,936	(769)	28,915
FDIC indemnification expense	-	-	(14,325)	-	(18,961)
Other income	9,199	9,192	14,960	18,391	25,828
Total non-interest income	22,706	22,857	50,437	45,563	82,609

Non-Interest Expense:
Operating expenses:
Compensation and benefits	80,314	83,975	93,512	164,289	189,718
Occupancy and equipment	25,026	24,884	23,403	49,910	48,462
General and administrative	32,802	30,248	46,820	63,050	92,344
Total operating expenses	138,142	139,107	163,735	277,249	330,524
Amortization of core deposit intangibles	-	-	30	-	184
Total non-interest expense	138,142	139,107	163,765	277,249	330,708
Income before income taxes	143,805	144,477	180,702	288,282	344,856
Income tax expense	36,451	37,925	65,447	74,376	125,644
Net Income	107,354	106,552	115,255	213,906	219,212
Preferred stock dividends	8,207	8,207	8,207	16,414	8,207
Net income available to common shareholders	$ 99,147	$ 98,345	$ 107,048	$ 197,492	$ 211,005

Basic earnings per common share	$ 0.20	$ 0.20	$ 0.22	$ 0.40	$ 0.43
Diluted earnings per common share	$ 0.20	$ 0.20	$ 0.22	$ 0.40	$ 0.43

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

While stockholders' equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles ("GAAP"), tangible stockholders' equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:

  Tangible stockholders' equity is an important indication of the Company's ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
  Returns on average tangible assets and average tangible stockholders' equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company's peers.
  Tangible book value per share and the ratio of tangible stockholders' equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.

Tangible stockholders' equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders' equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders' equity and tangible common stockholders' equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017 and for the six months ended June 30, 2018 and 2017:

	At or for the			At or for the
	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Total Stockholders' Equity	$ 6,789,352	$ 6,780,717	$ 6,734,778	$ 6,789,352	$ 6,734,778
Less: Goodwill	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)
Core deposit intangibles ("CDI")	-	-	(24)	-	(24)
Preferred stock	(502,840)	(502,840)	(502,840)	(502,840)	(502,840)
Tangible common stockholders' equity	$ 3,850,381	$ 3,841,746	$ 3,795,783	$ 3,850,381	$ 3,795,783

Total Assets	$ 50,469,170	$ 49,654,874	$ 48,347,658	$ 50,469,170	$ 48,347,658
Less: Goodwill	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)	(2,436,131)
CDI	-	-	(24)	-	(24)
Tangible assets	$ 48,033,039	$ 47,218,743	$ 45,911,503	$ 48,033,039	$ 45,911,503

Average Common Stockholders' Equity	$ 6,286,326	$ 6,287,730	$ 6,147,238	$ 6,287,024	$ 6,149,251
Less: Average goodwill and CDI	(2,436,131)	(2,436,131)	(2,436,175)	(2,436,131)	(2,436,230)
Average tangible common stockholders' equity	$ 3,850,195	$ 3,851,599	$ 3,711,063	$ 3,850,893	$ 3,713,021

Average Assets	$ 49,567,386	$ 48,862,383	$ 49,069,164	$ 49,216,789	$ 48,903,656
Less: Average goodwill and CDI	(2,436,131)	(2,436,131)	(2,436,175)	(2,436,131)	(2,436,230)
Average tangible assets	$ 47,131,255	$ 46,426,252	$ 46,632,989	$ 46,780,658	$ 46,467,426

Net Income Available to Common Shareholders	$ 99,147	$ 98,345	$ 107,048	$ 197,492	$ 211,005
Add back: Amortization of CDI, net of tax	-	-	18	-	110
Adjusted net income available to common shareholders	$ 99,147	$ 98,345	$ 107,066	$ 197,492	$ 211,115

GAAP MEASURES:
Return on average assets (1)	0.87%	0.87%	0.94%	0.87%	0.90%
Return on average common stockholders' equity (2)	6.31	6.26	6.97	6.28	6.86
Book value per common share	$ 12.82	$ 12.80	$ 12.74	$ 12.82	$ 12.74
Common stockholders' equity to total assets	12.46	12.64	12.89	12.46	12.89

NON-GAAP MEASURES:
Return on average tangible assets (1)	0.91%	0.92%	0.99%	0.91%	0.94%
Return on average tangible common stockholders' equity (2)	10.30	10.21	11.54	10.26	11.37
Tangible book value per common share	$ 7.85	$ 7.83	$ 7.76	$ 7.85	$ 7.76
Tangible common stockholders' equity to tangible assets	8.02	8.14	8.27	8.02	8.27

(1)

To calculate return on average assets for a period, we divide net income generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we adjust net income generated during that period by adding back the amortization of CDI, net of tax, and then divide that adjusted net income by average tangible assets recorded during that period.

(2)

To calculate return on average common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average common stockholders' equity recorded during that period. To calculate return on average tangible common stockholders' equity for a period, we adjust net income available to common shareholders generated during that period by adding back the amortization of CDI, net of tax, and then divide that adjusted net income by average tangible common stockholders' equity recorded during that period.

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS
(unaudited)

	For the Three Months Ended
	June 30, 2018				March 31, 2018				June 30, 2017
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans, net	$ 38,937,521	$ 368,456	3.79%		$ 38,290,886	$ 355,917	3.72%		$ 39,113,348	$ 361,330	3.70%
Securities	4,029,967	37,962	3.77		4,066,613	39,992	3.95		4,226,369	37,732	3.55
Interest-earning cash and cash equivalents	2,288,581	10,914	1.91		2,134,976	8,416	1.60		8,858	13	0.59
Total interest-earning assets	45,256,069	417,332	3.69		44,492,475	404,325	3.64		43,348,575	399,075	3.68
Non-interest-earning assets	4,311,317				4,369,908				5,720,589
Total assets	$ 49,567,386				$ 48,862,383				$ 49,069,164
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 12,185,478	$ 40,380	1.33%		$ 12,627,483	$ 34,369	1.10%		$ 12,971,440	$ 24,084	0.74%
Savings accounts	4,935,936	6,630	0.54		5,063,110	7,221	0.58		5,260,397	7,150	0.55
Certificates of deposit	9,631,672	39,534	1.65		8,804,862	30,515	1.41		7,827,633	24,006	1.23
Total interest-bearing deposits	26,753,086	86,544	1.30		26,495,455	72,105	1.10		26,059,470	55,240	0.85
Borrowed funds	13,126,137	66,833	2.04		12,927,318	61,922	1.94		13,195,987	56,066	1.70
Total interest-bearing liabilities	39,879,223	153,377	1.54		39,422,773	134,027	1.38		39,255,457	111,306	1.14
Non-interest-bearing deposits	2,675,223				2,401,542				2,960,164
Other liabilities	223,774				247,498				203,237
Total liabilities	42,778,220				42,071,813				42,418,858
Stockholders' equity	6,789,166				6,790,570				6,650,306
Total liabilities and stockholders' equity	$ 49,567,386				$ 48,862,383				$ 49,069,164
Net interest income/interest rate spread		$ 263,955	2.15%			$ 270,298	2.26%			$ 287,769	2.54%
Net interest margin			2.33%				2.42%				2.65%
Ratio of interest-earning assets to
interest-bearing liabilities			1.13	x			1.13	x			1.10	x

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
YEAR-OVER-YEAR COMPARISON
(unaudited)

	For the Six Months Ended June 30,
	2018				2017
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans, net	$ 38,615,946	$ 724,373	3.75%		$ 39,091,457	$ 719,732	3.68%
Securities	4,048,189	77,954	3.86		4,283,149	78,442	3.65
Interest-earning cash and cash equivalents	2,212,203	19,330	1.76		8,664	20	0.47
Total interest-earning assets	44,876,338	821,657	3.67		43,383,270	798,194	3.68
Non-interest-earning assets	4,340,451				5,520,386
Total assets	$ 49,216,789				$ 48,903,656
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 12,405,260	$ 74,749	1.22%		$ 13,091,797	$ 43,793	0.67%
Savings accounts	4,999,171	13,851	0.56		5,255,587	13,960	0.54
Certificates of deposit	9,220,551	70,049	1.53		7,757,749	46,137	1.20
Total interest-bearing deposits	26,624,982	158,649	1.20		26,105,133	103,890	0.80
Borrowed funds	13,027,277	128,755	1.99		13,295,127	111,618	1.69
Total interest-bearing liabilities	39,652,259	287,404	1.46		39,400,260	215,508	1.10
Non-interest-bearing deposits	2,540,102				2,848,482
Other liabilities	234,564				210,939
Total liabilities	42,426,925				42,459,681
Stockholders' equity	6,789,864				6,443,975
Total liabilities and stockholders' equity	$ 49,216,789				$ 48,903,656
Net interest income/interest rate spread		$ 534,253	2.21%			$ 582,686	2.58%
Net interest margin			2.37%				2.68%
Ratio of interest-earning assets to
interest-bearing liabilities			1.13	x			1.10	x

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands except share and per share data)	2018	2018	2017	2018	2017
PROFITABILITY MEASURES:
Net income	$ 107,354	$ 106,552	$ 115,255	$ 213,906	$ 219,212
Net income available to common shareholders	99,147	98,345	107,048	197,492	211,005
Basic earnings per common share	0.20	0.20	0.22	0.40	0.43
Diluted earnings per common share	0.20	0.20	0.22	0.40	0.43
Return on average assets	0.87%	0.87%	0.94%	0.87%	0.90%
Return on average tangible assets (1)	0.91	0.92	0.99	0.91	0.94
Return on average common stockholders' equity	6.31	6.26	6.97	6.28	6.86
Return on average tangible common stockholders'
equity (1)	10.30	10.21	11.54	10.26	11.37
Efficiency ratio (2)	48.19	47.45	48.41	47.82	49.68
Operating expenses to average assets	1.11	1.14	1.33	1.13	1.35
Interest rate spread	2.15	2.26	2.54	2.21	2.58
Net interest margin	2.33	2.42	2.65	2.37	2.68
Effective tax rate	25.35	26.25	36.22	25.80	36.43
Shares used for basic common EPS computation	488,530,527	488,140,102	487,282,404	488,336,395	486,899,209
Shares used for diluted common EPS computation	488,530,527	488,140,102	487,282,404	488,336,395	486,899,209
Common shares outstanding at the respective
period-ends	490,379,705	490,379,532	489,023,298	490,379,705	489,023,298

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.
(2)	We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.

	June 30,	March 31,	June 30,
	2018	2018	2017
CAPITAL MEASURES:
Book value per common share	$ 12.82	$ 12.80	$ 12.74
Tangible book value per common share (1)	7.85	7.83	7.76
Common stockholders' equity to total assets	12.46%	12.64%	12.89%
Tangible common stockholders' equity to tangible assets (1)	8.02	8.14	8.27

(1) See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

	June 30,	March 31,	June 30,
	2018	2018	2017
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	11.16%	11.46%	11.16%
Tier 1 risk-based capital ratio	12.59	12.93	12.64
Total risk-based capital ratio	14.03	14.43	14.11
Leverage capital ratio	9.41	9.50	9.23
New York Community Bank
Common equity tier 1 ratio	13.19%	13.55%	13.11%
Tier 1 risk-based capital ratio	13.19	13.55	13.11
Total risk-based capital ratio	13.60	13.97	13.52
Leverage capital ratio	9.81	10.00	9.53
New York Commercial Bank
Common equity tier 1 ratio	15.04%	15.69%	15.36%
Tier 1 risk-based capital ratio	15.04	15.69	15.36
Total risk-based capital ratio	16.04	16.81	16.47
Leverage capital ratio	12.10	11.00	11.24

(1)

The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.50%; a tier 1 risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
				Jun. 30, 2018
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2018	2017
(in thousands, except share data)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$2,204,397	$2,680,772	$1,129,846	-18%	95%
Securities:
Available-for-sale	4,122,883	3,391,952	3,171,117	22%	30%
Equity investments with readily determinable fair values, at fair value	31,766	32,069	-	-1%	NM
Total securities	4,154,649	3,424,021	3,171,117	21%	31%
Loans held for sale	-	31,402	1,803,724	NM	NM
Mortgage loans held for investment:
Multi-family	29,230,112	28,673,988	26,875,621	2%	9%
Commercial real estate	7,156,484	7,255,396	7,543,501	-1%	-5%
One-to-four family	449,681	465,981	412,945	-3%	9%
Acquisition, development, and construction	424,552	441,588	372,571	-4%	14%
Total mortgage loans held for investment	37,260,829	36,836,953	35,204,638	1%	6%
Other loans:
Commercial and industrial	2,178,288	2,044,202	2,036,867	7%	7%
Other loans	8,708	8,268	9,534	5%	-9%
Total other loans held for investment	2,186,996	2,052,470	2,046,401	7%	7%
Total loans held for investment	39,447,825	38,889,423	37,251,039	1%	6%
Less: Allowance for losses on loans	(160,652)	(161,140)	(154,683)	0%	4%
Loans held for investment, net	39,287,173	38,728,283	37,096,356	1%	6%
Total loans, net	39,287,173	38,759,685	38,900,080	1%	1%
Federal Home Loan Bank stock, at cost	653,075	622,989	589,067	5%	11%
Premises and equipment, net	359,725	364,312	380,322	-1%	-5%
FDIC loss share receivable	-	-	187,973	NM	NM
Goodwill	2,436,131	2,436,131	2,436,131	0%	0%
Core deposit intangibles, net	-	-	24	NM	NM
Other assets	1,374,020	1,366,964	1,553,098	1%	-12%
Total assets	$50,469,170	$49,654,874	$48,347,658	2%	4%

Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$11,830,315	$12,633,937	$12,813,876	-6%	-8%
Savings accounts	4,920,967	5,019,698	5,136,373	-2%	-4%
Certificates of deposit	10,306,519	9,063,320	8,230,853	14%	25%
Non-interest-bearing accounts	2,498,044	2,518,479	2,712,463	-1%	-8%
Total deposits	29,555,845	29,235,434	28,893,565	1%	2%
Borrowed funds:
Wholesale borrowings	13,434,500	12,984,500	12,004,500	3%	12%
Junior subordinated debentures	359,339	359,259	359,026	0%	0%
Total borrowed funds	13,793,839	13,343,759	12,363,526	3%	12%
Other liabilities	330,134	294,964	355,789	12%	-7%
Total liabilities	43,679,818	42,874,157	41,612,880	2%	5%
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840	502,840	0%	0%
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070,
490,439,070 and 489,060,712 shares issued; and 490,379,705,
490,379,532 and 489,023,298 shares outstanding, respectively)	4,904	4,904	4,891	0%	0%
Paid-in capital in excess of par	6,082,394	6,073,755	6,055,441	0%	0%
Retained earnings	271,559	255,777	173,409	6%	57%
Treasury stock, at cost (59,365, 59,538, and 37,414 shares, respectively)	(757)	(777)	(502)	-3%	51%
Accumulated other comprehensive loss, net of tax:
Net unrealized (loss) gain on securities available for sale, net of tax	(9,069)	8,050	52,202	-213%	-117%
Net unrealized loss on the non-credit portion of other-than-temporary
impairment losses, net of tax	(6,042)	(6,042)	(5,221)	0%	16%
Pension and post-retirement obligations, net of tax	(56,477)	(57,790)	(48,282)	-2%	17%
Total accumulated other comprehensive loss, net of tax	(71,588)	(55,782)	(1,301)	28%	NM
Total stockholders' equity	6,789,352	6,780,717	6,734,778	0%	1%
Total liabilities and stockholders' equity	$50,469,170	$49,654,874	$48,347,658	2%	4%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
(unaudited)
				Jun. 30, 2018
	For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2018	2017
(in thousands, except per share data)
Interest Income:
Mortgage and other loans	$368,456	$355,917	$361,330	4%	2%
Securities and money market investments	48,876	48,408	37,745	1%	29%
Total interest income	417,332	404,325	399,075	3%	5%

Interest Expense:
Interest-bearing checking and money market accounts	40,380	34,369	24,084	17%	68%
Savings accounts	6,630	7,221	7,150	-8%	-7%
Certificates of deposit	39,534	30,515	24,006	30%	65%
Borrowed funds	66,833	61,922	56,066	8%	19%
Total interest expense	153,377	134,027	111,306	14%	38%
Net interest income	263,955	270,298	287,769	-2%	-8%
Provision for losses on loans	4,714	9,571	11,645	-51%	-60%
Recovery of losses on covered loans	-	-	(17,906)	NM	NM

Net interest income after provision for (recovery of)
loan losses	259,241	260,727	294,030	-1%	-12%

Non-Interest Income:
Fee income	7,492	7,327	8,151	2%	-8%
Bank-owned life insurance	6,318	6,804	6,519	-7%	-3%
Mortgage banking income	-	-	8,196	NM	NM
Net (loss) gain on securities	(303)	(466)	26,936	-35%	-101%
FDIC indemnification expense	-	-	(14,325)	NM	NM
Other income	9,199	9,192	14,960	0%	-39%
Total non-interest income	22,706	22,857	50,437	-1%	-55%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	80,314	83,975	93,512	-4%	-14%
Occupancy and equipment	25,026	24,884	23,403	1%	7%
General and administrative	32,802	30,248	46,820	8%	-30%
Total operating expenses	138,142	139,107	163,735	-1%	-16%
Amortization of core deposit intangibles	-	-	30	NM	NM
Total non-interest expense	138,142	139,107	163,765	-1%	-16%

Income before taxes	143,805	144,477	180,702	0%	-20%
Income tax expense	36,451	37,925	65,447	-4%	-44%
Net Income	$ 107,354	$ 106,552	$ 115,255	1%	-7%
Preferred stock dividends	8,207	8,207	8,207	0%	0%
Net Income available to common shareholders	$99,147	$98,345	$107,048	1%	-7%

Basic earnings per common share	$0.20	$0.20	$0.22	0%	-9%
Diluted earnings per common share	$0.20	$0.20	$0.22	0%	-9%

Dividends per common share	$0.17	$0.17	$0.17	0%	0%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following tables summarize the contribution of loan and securities prepayment income on the Company's interest income and net interest margin for the periods indicated.

	For the Three Months Ended						Jun. 30, 2018 compared to
	Jun. 30,		Mar. 31,		Jun. 30,		Mar. 31,		Jun. 30,
	2018		2018		2017		2018		2017
(dollars in thousands)

Total Interest Income	$417,332		$404,325		$399,075		3%		5%

Prepayment Income:
Loans	$15,781		$11,779		$13,285		34%		19%
Securities	634		2,933		1,708		-78%		-63%
Total prepayment income	$16,415		$14,712		$14,993		12%		9%

GAAP Net Interest Margin	2.33%		2.42%		2.65%		-9	bp	-32	bp
Less:
Prepayment income from loans	14	bp	11	bp	12	bp	3	bp	2	bp
Prepayment income from securities	-		2		2		-2	bp	-2	bp
Total prepayment income contribution
to net interest margin	14	bp	13	bp	14	bp	1	bp	0	bp

Adjusted Net Interest Margin (non-GAAP)	2.19%		2.29%		2.51%		-10	bp	-32	bp

	For the Six Months Ended
	Jun. 30,		Jun. 30,
	2018		2017		Change (%)
(dollars in thousands)

Total Interest Income	$821,657		$798,194		3%

Prepayment Income:
Loans	$27,560		$22,851		21%
Securities	3,567		4,256		-16%
Total prepayment income	$31,127		$27,107		15%

GAAP Net Interest Margin	2.37%		2.68%		-31	bp
Less:
Prepayment income from loans	12	bp	11	bp	1	bp
Prepayment income from securities	1		2		-1	bp
Total prepayment income contribution
to net interest margin	13	bp	13	bp	0	bp

Adjusted Net Interest Margin (non-GAAP)	2.24%		2.55%		-31	bp

While our net interest margin, including the contribution of prepayment income, is recorded in accordance with GAAP, adjusted net interest margin, which excludes the contribution of prepayment income, is not. Nevertheless, management uses this non-GAAP measure in its analysis of our performance, and believes that this non-GAAP measure should be disclosed in our earnings releases and other investor communications for the following reasons:

  Adjusted net interest margin gives investors a better understanding of the effect of prepayment income on our net interest margin. Prepayment income in any given period depends on the volume of loans that refinance or prepay, or securities that prepay, during that period. Such activity is largely dependent on external factors such as current market conditions, including real estate values, and the perceived or actual direction of market interest rates.
  Adjusted net interest margin is among the measures considered by current and prospective investors, both independent of, and in comparison with, our peers.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

				Jun. 30, 2018
	For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2018	2017
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$2,070,222	$1,706,211	$952,265	21%	117%
Commercial real estate	254,808	177,142	192,072	44%	33%
One-to-four family residential	-	2,699	50,697	NM	NM
Acquisition, development, and construction	13,804	15,321	20,836	-10%	-34%
Total mortgage loans originated for investment	2,338,834	1,901,373	1,215,870	23%	92%

Other Loans Originated for Investment:
Specialty Finance	486,890	396,889	498,918	23%	-2%
Other commercial and industrial	119,449	117,614	150,787	2%	-21%
Other	1,322	878	785	51%	68%
Total other loans originated for investment	607,661	515,381	650,490	18%	-7%
Total Loans Originated for Investment	$2,946,495	$2,416,754	$1,866,360	22%	58%

	For the Six Months Ended
	Jun. 30,	Jun. 30,
	2018	2017	Change (%)
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$3,776,433	$1,906,878	98%
Commercial real estate	431,950	442,414	-2%
One-to-four family residential	2,699	94,556	-97%
Acquisition, development, and construction	29,125	33,755	-14%
Total mortgage loans originated for investment	4,240,207	2,477,603	71%

Other Loans Originated for Investment:
Specialty Finance	883,779	768,082	15%
Other commercial and industrial	237,063	272,942	-13%
Other	2,200	1,670	32%
Total other loans originated for investment	1,123,042	1,042,694	8%
Total Loans Originated for Investment	$5,363,249	$3,520,297	52%

The following table provides certain information about the Company's multi-family and CRE loan portfolios at the respective dates:
				Jun. 30, 2018
	At or For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,		Jun. 30,
	2018	2018	2017	2018		2017
(dollars in thousands)
Multi-Family Loan Portfolio:
Loans outstanding	$29,230,112	$28,673,988	$26,875,621	2%		9%
Percent of total held-for-investment loans	74.1%	73.7%	72.1%	40	bp	200	bp
Average principal balance	$5,916	$5,843	$5,457	1%		8%
Weighted average life (in years)	2.8	2.7	3.2	4%		-13%

Commercial Real Estate Loan Portfolio:
Loans outstanding	$7,156,484	$7,255,396	$7,543,501	-1%		-5%
Percent of total held-for-investment loans	18.1%	18.7%	20.3%	-60	bp	-220	bp
Average principal balance	$5,845	$5,778	$5,727	1%		2%
Weighted average life (in years)	2.9	2.9	3.0	0%		-3%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

ASSET QUALITY SUMMARY
(unaudited)

The following table presents the Company's non-performing loans and assets at the respective dates:

				Jun. 30, 2018
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
(in thousands)	2018	2018	2017	2018	2017
Non-Performing Assets:
Non-accrual mortgage loans:
Multi-family	$5,408	$11,881	$9,820	-54%	-45%
Commercial real estate	4,917	13,611	4,497	-64%	9%
One-to-four family residential	1,669	1,949	10,724	-14%	-84%
Acquisition, development, and construction	-	-	6,200	NM	NM
Total non-accrual mortgage loans	11,994	27,441	31,241	-56%	-62%
Other non-accrual loans (1)	44,487	45,945	50,747	-3%	-12%
Total non-performing loans	56,481	73,386	81,988	-23%	-31%
Repossessed assets (2)	14,204	15,458	9,593	-8%	48%
Total non-performing assets	$70,685	$88,844	$91,581	-20%	-23%

(1) Includes $43.5 million, $44.8 million, and $48.3 million of non-accrual taxi medallion-related loans at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.
(2) Includes $9.0 million and $8.8 million of repossessed taxi medallions at June 30, 2018 and March 31, 2018, respectively.

The following table presents the Company's asset quality measures at the respective dates:

	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017
Non-performing loans to total
loans	0.14%	0.19%	0.22%
Non-performing assets
to total assets	0.14	0.18	0.20
Allowance for losses on loans to
non-performing loans	284.44	219.58	186.39	(1)
Allowance for losses on loans to
total loans	0.41	0.41	0.41	(1)

(1) Excludes the allowance for losses on PCI loans.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following table presents the Company's loans 30 to 89 days past due at the respective dates:

				Jun. 30, 2018
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2018	2018	2017	2018	2017
(in thousands)
Loans 30 to 89 Days Past Due:
Multi-family	$5	$ -	$4,201	NM	NM
Commercial real estate	-	3,191	1,586	NM	NM
One-to-four family residential	214	397	297	-46%	-28%
Other (1)	6,059	6,763	6,051	-10%	0%
Total loans 30 to 89 days past due	$6,278	$10,351	$12,135	-39%	-48%

(1) Includes $2.0 million, $6.7 million and $6.0 million of taxi medallion loans at June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

The following table summarizes the Company's net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 31,	Jun. 31,
	2018	2018	2017	2018	2017
(dollars in thousands)
Charge-offs:
Multi-family	$ 34	$ -	$ -	$ 34	$ -
Commercial real estate	-	3,191	-	3,191	-
One-to-four family residential	-	-	90	-	90
Acquisition, development, and
construction	-	2,220	-	2,220	-
Other (1)	5,824	1,580	11,816	7,404	17,646
Total charge-offs	5,858	6,991	11,906	12,849	17,736

Recoveries:
Multi-family	$ -	$ -	$ -	$ -	$ -
Commercial real estate	(104)	(26)	(10)	(130)	(25)
One-to-four family residential	-	-	-	-	-
Acquisition, development, and
construction	(15)	(84)	(55)	(99)	(155)
Other (1)	(536)	(404)	(429)	(940)	(517)
Total recoveries	(655)	(514)	(494)	(1,169)	(697)

Net charge-offs	$ 5,203	$ 6,477	$ 11,412	$ 11,680	$ 17,039

Net charge-offs to average loans (2)	0.01%	0.02%	0.03%	0.03%	0.04%

(1) Includes taxi medallion loans of $5.8 million, $1.6 million, and $11.3 million, respectively, for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017 and
$7.4 million and $17.2 million, respectively, for the six months ended June 30, 2018 and 2017.
(2) Three and six months ended presented on a non-annualized basis.

Investor Contact:	Salvatore J. DiMartino
(516) 683-4286

Media Contact:	Kelly Maude Leung
(516) 683-4032